UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    September 14, 2011

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code  (905) 842-9090

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sillenger Exploration Corp.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01  Entry into Definitive Material Agreement

On September 12, 2011, Sillenger Exploration Corp. (“Sillenger” or the “Company”) accepted subscriptions from investors in the private placement described under Item 3.02 below. The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

On September 12, 2011, the Company held the second closing in connection with a private placement of its common stock units (the “Units”). At the closing, the Company issued and sold an aggregate of 3,500,000 Units to 16 accredited and sophisticated investors at a purchase price of $0.05 per Unit (the "Unit Price") receiving proceeds of $175,000. The Company intends to use the proceeds of the placement for general corporate purposes, including general and administrative expenses. The closing occurred following the satisfaction of customary closing conditions. Copies of the form of warrant certificates, and the form of subscription agreement relating to the sale of the shares of Units in the placement will be filed as exhibits to a Current Report on Form 8-K following the final closing under the placement.

Each Unit is comprised of (i) one share of the Company's common stock (the "Shares") and (ii) a two-year ½ warrant to purchase 0.50 shares of the Company's common stock (the "Warrants"). The exercise price applicable to the Warrants is $0.10 per Share.

In this closing, a total of 3,500,000 Shares were issued and the total number of shares of common stock issuable upon exercise of the Warrants at the exercise price is 1,750,000 in the aggregate.

The subscription agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of subscription agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

The shares of common stock issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as "may," "project," "should," "plan," "expect," "anticipate" "believe," "estimate" and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements represent our management's judgment regarding future events.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under "Risk Factors" found in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 15, 2011, and its Form 10-Qs on file with the SEC.

Form 8-K	Sillenger Exploration Corp.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: September 14, 2011	By:	/s/ John Gillespie
John Gillespie –CEO & President